Exhibit 99.1

Micronet Enertec Technologies, Inc. Reports Second Quarter Results

Montvale, NJ, August 14, 2015 -- Micronet Enertec Technologies, Inc. (NASDAQCM: MICT), a developer and manufacturer of rugged computers, tablets and computer-based systems for the commercial Mobile Resource Management (MRM) market and for the defense and aerospace markets, today announced financial results for the second quarter ended June 30, 2015.

David Lucatz, Chief Executive Officer of Micronet Enertec Technologies, Inc. stated, “During the second quarter we made continued progress with the roll out of our new All-In-One wireless platforms for the MRM  sector.  The company have already started to ship units of the All-In-One and have generated revenues by this new product line, driving the 3% increase in MRM sales in the first six months of 2015. Moreover, 77% of our sales in the first six months were to the Local Fleet vertical, the largest and most promising MRM vertical. We are seeing strong marketplace interest for this solution, which offers our customers real-time connectivity using 3.5G/4G LTE, Blue Tooth and Wi-Fi applications in an All-In-One rugged platform. Approximately 4,000 unit orders have been received to date, and currently we have a very strong order pipeline. During the quarter we entered into a memorandum of understanding, valued at a minimum of $950,000 initially, with expected follow on orders to exclusively supply rugged tablets and other telematics equipment to a leading MRM solution provider.  Additionally, following the close of the quarter, we announced a $1.4 million purchase order from a leading U.S. provider of solutions for the Public Transportation market for our All-in-One rugged tablet.  We expect to see continued demand for our products as the trucking industry prepares to comply with the Electronic Logging Device (ELD) mandate expected to be effective beginning in September 2015, given our products’ ability to capture the required logging data set forth in the mandate.”

“Revenues for the second quarter increased as compared to the first quarter of 2015.  Gross margin of 32% was within our target gross margin range and demonstrates an improvement as compared to the second quarter of 2014. While  research and development (R&D) expenses slightly declined in the quarter, our investment in R&D remains significantly higher related to the intensive efforts around the development of our new All-In-One unique product line. There is typically a longer sales cycle as the market transitions to a newer technology, and we are well positioned for a strong second half of 2015 with an improvement in all parameters as we complete most of our intensive development efforts, save costs following integration of operations  and the industry adopts our new solutions.”

Second Quarter 2015 Review

●           Total revenue decreased 13% to $5.7 million, as compared to $6.6 million in the second quarter of 2014. The decline was mainly due to a decrease of $736,000 in our aerospace and defense division. MRM increased 5% sequentially as compared to the first quarter of 2015.

●           Gross profit margin was 32%, as compared to gross margin of 28% in the second quarter of 2014. This is mainly due to an increase in the MRM gross margin.

●           R&D expenses for the quarter were  $723,000, or 12.6% of sales, compared to $874,000, or 13.2% of sales, in the second quarter of 2014.

●           Selling, General & Administrative (SG&A) expense was $1.5 million, or 26% of sales, as compared to $2.0 million, or 30% of sales, in the second quarter of 2014.

●           Net loss attributed to MICT for the second quarter was $588,000, or a loss of $0.10 per basic and diluted share, as compared to a net loss of $1.274 million, or $0.22 per basic and diluted share, for the second quarter of 2014.

●           The Company reported an operating loss of $671,000, as compared to an operating loss of $1.1 million in the second quarter of 2014.

●           At June 30, 2015, the Company reported cash and marketable securities totaling $12.6 million and working capital of $15.3 million.

Micronet Enertec will host a conference call today at 9:00 a.m. ET to discuss the Company's financial results for the second quarter ended June 30, 2015. The conference call number for U.S. based callers is (888) 668-9141, callers from outside of the U.S. should dial 972-3-918-0610.

Participants may also access a live webcast of the conference call through the Investor Relations section of Micronet Enertec’s website at: http://www.veidanstream.com/?con=Micronet_Enertec_Technologies_Q2_2015_Results

A telephone replay of the call will be available for two weeks at: 1-888-269-0005, outside of the U.S: 972-3-3-925-5929

About Micronet Enertec Technologies, Inc.

Micronet Enertec Technologies, Inc. (NASDAQCM: MICT) operates through two primary companies, Enertec Systems 2001 Ltd its wholly-owned subsidiary, and Micronet Ltd, in which it has a controlling interest.  Micronet operates in the growing commercial MRM market, mainly in the United States. Micronet designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments. Enertec operates in the Defense and Aerospace markets and designs, develops, manufactures and supplies various customized military computer-based systems for missile defense systems, command and control and others. The Company's products, solutions and services are designed to perform in severe environments and battlefield conditions. For more information please visit: www.micronet-enertec.com, the content of which is not incorporated by reference into this press release.

Forward-looking Statement

This press release contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws.  These forward-looking statements include, but are not limited to those statements regarding our future growth,  increased volumes and demand in the markets in which we operate, the roll out of our new All-In-One wireless platforms, our ability to penetrate the local fleet vertical market, our ability to diversify and expand our customer base, continuing demand in our defense and aerospace business, our ability to develop new customer relationships, our ability to meet the needs of our existing customers, market interest and acceptance of  our products, the introduction of new products and our ability to provide our solutions to  different applications and our future profitability and revenues Such forward-looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward-looking statements contained in this press release are subject to other risks and uncertainties, including those discussed in the "Risk Factors" section and elsewhere in the Company's annual report on Form 10-K for the year ended December 31, 2014 and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact information:
John Nesbett or Jennifer Belodeau
Institutional Marketing Services (IMS)
(203) 972-9200
jnesbett@institutionalms.com/jbelodeau@institutionalms.com

Tables To Follow

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(USD In Thousands, Except Share and Par Value Data)

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$6,078	$8,592
Marketable securities	6,533	6,406
Trade account receivables, net	12,979	14,152
Inventories	6,455	6,658
Other accounts receivable	1,439	1,249
Total current assets	33,484	37,057

Property and equipment, net	1,955	1,948
Intangible assets and others, net	3,925	4,416
Long term deposit	50	46
Goodwill	1,466	1,466
Total long term assets	7,396	7,876

Total assets	$40,880	$44,933

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(USD In Thousands, Except Share and Par Value Data)

	June 30, 2015	December 31, 2014
LIABILITIES AND EQUITY

Short term bank credit and current portion of long term bank loans	$10,390	$9,416
Current portion of long term notes	-	1,000
Trade accounts payable	5,466	7,588
Other accounts payable	2,338	2,619
Total current liabilities	18,194	20,623

Long term loans from banks	3,629	3,919
Finance lease	37	56
Accrued severance pay, net	26	29
Deferred tax liabilities, net	29	57
Total long term liabilities	3,721	4,061

Stockholders’ Equity:
Preferred stock; $.001 par value, 5,000,000 shares authorized, none issued and outstanding
Common stock; $.001 par value, 25,000,000 shares authorized, 5,865,221 and 5,856,246 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	6	6
Additional paid in capital	7,677	7,505
Accumulated other comprehensive income (loss)	(120)	325
Retained earnings	4,991	6,284
Micronet Enertec stockholders' equity	12,554	14,120

Non-controlling interests	6,411	6,129

Total equity	18,965	20,249

Total liabilities and equity	$40,880	$44,933

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(USD In Thousands, Except Share and Earnings Per Share Data)
(Unaudited)

	Six months ended June 30,		Three months ended June 30,
	2015	2014	2015	2014

R Revenues	$11,426	$12,153	$5,747	$6,586
C Cost of revenues	7,841	8,244	3,913	4,729
G Gross profit	3,585	3,909	1,834	1,857

P Operating expenses:
R Research and development	1,466	1,618	723	874
S Selling and marketing	819	759	350	368
G General and administrative	2,238	2,482	1,127	1,598
Amortization of intangible assets	607	251	305	158
T Total operating expenses	5,130	5,110	2,505	2,998

I Loss from operations	(1,545)	(1,201)	(671)	(1,141)
F Financial expenses, net	261	634	169	588

In Loss before provision for income taxes	(1,806)	(1,835)	(840)	(1,729)
T Taxes on income	(167)	(37)	(37)	(116)

N Net loss	(1,639)	(1,798)	(803)	(1,613)
N Net loss attributable to non-controlling interests	(345)	(192)	(215)	(339)

N Net loss attributable to Micronet Enertec Technologies, Inc.	(1,294)	(1,606)	(588)	(1,274)

Loss per share attributable to Micronet Enertec Technologies, Inc.
B Basic and diluted	$(0.22)	$(0.28)	$(0.1)	$(0.22)

W Weighted average common shares outstanding:
Basic and diluted	5,857,951	5,831,246	5,859,675	5,831,246

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(USD In Thousands)
(Unaudited)

	Six months ended June 30,		Three months ended June 30,

N Net loss	$(1,639)	$(1,798)	$(803)	$(1,613)
O Other comprehensive income (loss), net of tax:
CCurrency translation adjustment	182	212	383	238
T Total comprehensive loss	(1,457)	(1,586)	(420)	(1,375)
C Comprehensive income (loss) attributable to the non- controlling interests	282	149	(3)	220
CComprehensive loss attributable to Micronet Enertec Technologies, Inc.	$(1,739)	$(1,735)	$(417)	$(1,595)

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the U.S., or GAAP, we provide additional financial metrics that are not prepared in accordance with GAAP, or non-GAAP financial measures. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance.

Management believes that these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in our business, as they exclude expenses and gains that are not reflective of our ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP.

The non-GAAP adjustments, and the basis for excluding them from non-GAAP financial measures, are outlined below:

•
Amortization of acquired intangible assets - We are required to amortize the intangible assets, included in our GAAP financial statements, related to the Transaction and the Acquisition. The amount of an acquisition’s purchase price allocated to intangible assets and term of its related amortization are unique to these transactions. The amortization of acquired intangible assets are non-cash charges. We believe that such charges do not reflect our operational performance. Therefore, we exclude amortization of acquired intangible assets to provide investors with a consistent basis for comparing pre- and post-transaction operating results.

•
Amortization of note discount and related expenses - These interest expenses are non-cash and are related to amortization of discount of the UTA Capital LLC, or UTA, notes, the last of which was paid in January 2015. Such expenses do not reflect our on-going operations and all of them were incurred up to the end of fiscal 2014.

•
Change in fair value of call options and warrants – The change in fair value of the call options relating to the Acquisition is recorded as interest expense. The change in fair value is derived primarily from Micronet’s share price and does not reflect our on-going operations.

•
Stock-based compensation is share based awards granted to certain individuals. They are non-cash and affected by our historical stock prices which are irrelevant to forward-looking analyses and are not necessarily linked to our operational performance.

•
Expenses related to the purchase of a business - These expenses relate directly to the purchase of the Vehicle Business and consist mainly of legal and accounting fees, finder’s fees and travel expenses. We believe that these expenses do not reflect our operational performance. Therefore, we exclude them to provide investors with a consistent basis for comparing pre- and post-Vehicle Business purchase operating results.

The following table reconciles, for the periods presented, GAAP net loss attributable to Micronet Enertec to non-GAAP net income attributable to Micronet Enertec and GAAP loss per diluted share attributable to Micronet Enertec to non-GAAP net loss per diluted share attributable to Micronet Enertec:

	Six months ended June 30,
	(Dollars in Thousands, other than share and per share amounts)
	2015	2014
GAAP net loss attributable to Micronet Enertec	$(1,294)	$(1,606)
Amortization of acquired intangible assets	381	136
Change in fair value of call options and warrants	-	308
Amortization of note discount and related expenses	-	56
Stock-based compensation	172	13
Expenses related to purchase of a business	-	290
Income tax-effect of above non-GAAP adjustments	(17)	(15)
Total Non-GAAP net loss attributable to Micronet Enertec	$(758)	$(818)

Non-GAAP net loss per diluted share attributable to Micronet Enertec	$(0.13)	$(0.14)
Shares used in per share calculations	5,857,951	5,831,246
GAAP net loss per diluted share attributable to Micronet Enertec	$(0.22)	$(0.28)
Shares used in per share calculations	5,857,951	5,831,246

	Three months ended June 30,
	(Dollars in Thousands, other than share and per share amounts)
	2015	2014
GAAP net loss attributable to Micronet Enertec	$(588)	$(1,274)
Amortization of acquired intangible assets	192	87
Change in fair value of call options and warrants	-	381
Amortization of note discount and related expenses	-	6
Stock-based compensation	103	7
Expenses related to purchase of a business	-	290
Income tax-effect of above non-GAAP adjustments	(9)	(8)
Total Non-GAAP net loss attributable to Micronet Enertec	$(302)	$(511)

Non-GAAP net loss per diluted share attributable to Micronet Enertec	$(0.05)	$(0.09)
Shares used in per share calculations	5,859,675	5,831,246
GAAP net loss per diluted share attributable to Micronet Enertec	$(0.10)	$(0.22)
Shares used in per share calculations	5,859,675	5,831,246